United Capital

Busines Lending

A BankUnited Company

DEVELOPMENT LINE LOAN AND SECURITY

 AGREEMENT

THIS DEVELOPMENT LINE LOAN and SECURITY AGREEMENT (the “Development Line Agreement”) is made effective the 30 day of June, 2014, by and between GOOD TIMES DRIVE THRU INC., a corporation formed under the laws of the State of Colorado (collectively, the “Borrower”) and UNITED CAPITAL BUSINESS LENDING, INC. (the “Lender”).

Recitals

WHEREAS, the Lender has agreed to advance up to Two Million One Hundred Thousand and 00/100 Dollars, ($2,100,000.00), to the Borrower and entities designated by the Borrower and approved by the Lender to finance the purchase of a Point of Sales System (“POS System”) in an amount up to Seven Hundred Fifty Thousand and 00/100 Dollars, ($750,000.00), and to finance the development of three (3) new Good Times Burgers and Frozen Custard Restaurant locations (the “Good Times Restaurants”) in an amount up to One Million Three Hundred Twenty Thousand and 00/100 Dollars ($1,350,000.00), pursuant to the terms and conditions of this Development Line Agreement; and

WHEREAS, in connection with such financing, the Borrower and GOOD TIMES RESTAURANTS INC., the sole shareholder and Guarantor of the Borrower’s obligations pursuant to a Guaranty Agreement executed in connection herewith (collectively referred to as the “Guarantor”), have concurrently herewith entered into, or may from time to time hereafter enter into, a Promissory Note or Notes in the maximum aggregate amount of up to $750,000 to finance the cost of the POS System (collectively, the “POS Note”) and one or more promissory notes in connection with the development of Good Times Restaurants (the “Development Line Notes”) executed in connection herewith (the POS Note and the Development Line Notes are collectively referred to herein as the “Notes”), a Collateral Assignment of Franchise Agreements Partnership Interests Agreement and Collateral Assignment of Management Agreement signed by the Guarantor (collectively, “Collateral Assignment Agreement”), loan agreements and other security agreements, pledge agreements, guaranty agreements, hypothecation agreements, subordination agreements, indemnity agreements, assignments or other agreements in connection therewith and the Guarantor had guaranteed the Borrower’s obligations pursuant to Guaranty Agreement executed in connection herewith (the “Guaranty; the Collateral Assignment Agreement executed by the Guarantor each of executed herewith and this Development Line Agreement, Guaranty, the Note, as hereinafter defined, together with any of the foregoing entered into, are referred to as the "Loan Documents"); and

WHEREAS, the Lender is willing to provide the financing contemplated by the Loan Documents upon the terms and conditions set forth below and with the understanding that the Borrower’s obligations to the Lender under the Loan Documents, now existing or hereafter arising, be subject to the following terms and further that they be secured as set forth below.

NOW, THEREFORE, as an inducement to the Lender to provide such financing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:

1.

DEVELOPMENT LINE LOANS

1.1

In addition to the sums funded under the POS Note , the Lender agrees to fund to Borrower, upon the submission of the Borrower to the Lender of a one or more loan disbursement requests a maximum aggregate principal amount One Million, Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00) (the “Development Line Amount”) for a maximum total loan amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) for the development of three new Good Times Burger & Frozen Custard restaurants (a “Good Times Facility”) by the Borrower.  On or before July 1, 2015 (the “Draw Down Date”), the Borrower may request a disbursement in the amount necessary to develop an individual Good Times Facility and shall execute a Promissory Note in the full amount of each disbursement request which shall incur interest at a rate of 6.69% and be repayable over 84 months and which shall include such other terms and conditions and as are set forth in the Loan Documents, including the Notes, which shall be in a form consistent with the Promissory Note attached hereto as Schedule 1.1, subject to the following terms and conditions:

(a)

There shall be no Event of Default under the Loan Documents, including without limitation, a failure by Borrower to pay interest when due or any other fees due under any obligation of the Borrower to the Lender;

(b)

The Borrower will provide Lender with a sources and uses for construction and equipping of the new Good Times Facility in form and substance satisfactory to the Lender. Interest will begin accruing on the entire amount due and owing under each Note executed by the Borrower (the “Individual Note Amount”) when the first loan disbursement request for that note is funded by the Lender. Notwithstanding that interest will accrue on the Development Line Note Amount beginning with the funding of the first loan disbursement under that note, the Borrower agrees and understands that if the funds are being used to develop a new Good Times Facility Lender will not disburse to the Borrower more than One Hundred Percent  (100%) of the total costs for development set forth on the sources and uses approved by the Lender and actually expended or due and owing by the Borrower for improvements completed or equipment purchased and installed at the time any single disbursement is made in connection with the development of a Good Times Facility.

(c)

The Borrower shall make all requests for disbursement of loan funds under this Development Line Agreement by or before the Draw Down Date.

(d)

The Borrower and the Guarantor shall certify to the Lender that each representations and warranties made by the Borrower and the Guarantor in the Loan Documents continue to be true and correct and that they are in compliance with all covenants under the Loan Documents.

(e)

Borrower shall have provided to the Lender, in a form and substance approved by the Lender, evidence of insurance for the new facility.

(f)

Borrower shall have provided the Lender with a copy of any lease agreement for the location at which the new facility is located and used its best efforts to obtain a landlord waiver both in form and substance satisfactory to the Lender.

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(g)

Borrower shall have provided Lender with evidence that the Borrower and the new facility have all necessary licenses and approvals and are authorized to operate as a Good Times Facility.

2.

COLLATERAL

2.1.

Collateral. As security for the prompt payment and performance by the Borrower of its indebtedness, liabilities and other obligations to Lender of every kind and nature, including, but not limited to, indebtedness, liabilities and other obligations under the Loan Documents, whether now existing or hereafter created, whether direct, indirect, contingent, primary, secondary, alone, joint with any other person, due, to become due, advanced in the future, now existing, hereafter created, principal, interest, expense payments, enforcement and liquidation costs, and/or attorneys’ fees and expenses (collectively, the “Obligations”), the Borrower hereby grants to Lender and agrees that Lender shall have a perfected, continuing first priority security interest in all of the following property and assets of the Borrower, wherever situated (any part or all of the following, the “Collateral”), together with all present and future attachments, accessories, substitutions and replacements as well as all proceeds (cash and noncash), rents, profits and products of the following, including, without limitation, insurance proceeds and condemnation awards and products thereof.

The Collateral shall consist of all of the Borrower’s personal property and fixtures, wherever located, including, but not limited to the locations listed on Schedule 2.1(a), and now owned or hereafter acquired, including: partnership interests, including, but not limited to its interest in Fast Restaurants Co-Development Limited Partnership (“Fast Restaurants”) and all distributions and proceeds relating to such partnership interest, accounts, chattel paper, inventory, equipment, instruments (including promissory notes), investment property, documents, deposit accounts, letter-of-credit rights, general intangibles (including payment intangibles), supporting obligations, all of the Borrowers’ rights to receive any servicing, profit sharing or royalty fees under any Franchise Agreements, and any associated documents relating to the Borrower’s granting a franchise for the development or operation of a Good Times Burgers & Frozen Custard Restaurant, all of Borrower’s intellectual property, including, but not limited to all patents, patent applications, patent disclosures and inventions; trademarks, service marks, trade dress, logos, trade names, corporate names and Internet domain names; copyrights and copyrightable works; information systems, databases and software; websites and web addresses; licenses, registrations, applications and renewals for any of the foregoing; trade secrets (as defined by applicable Law) and all derivations, modifications and enhancements to any of the foregoing, and, without limiting the foregoing, each of the trademarks, service marks set forth on Schedule 2.1(b) any fees or royalties due in connection with any licensing agreements granting franchisees the right to use such trademarks and service marks, and, to the extent not listed above as original collateral, proceeds and products of the foregoing.

2.2.

Rights of Secured Party; Disposition.  The Borrower agrees that Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State(s) in which the Collateral is located as well as those provided in this Development Line Agreement. The Borrower covenants and agrees to promptly execute and deliver and authorizes the Lender to execute and file all financing statements, continuation statements and amendments to financing statements and other instruments and documents reasonably requested by Lender to perfect and maintain as perfected the security interest granted in this Development Line Agreement, and the Borrower shall pay all costs and expenses Lender incurs in the preparation, execution, recording and filing of any such instrument or document. Borrower may not sell, lease, transfer or otherwise dispose of, and will not permit any lien, security interest or other encumbrance to attach to, the Collateral, other than those in favor of Lender or permitted by Lender in writing, except that Borrower may, in the ordinary course of the Borrower’s business, and in the absence of an Event of Default hereunder, collect its accounts, instruments and chattel paper and sell its inventory.

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2.3.

Title. The Borrower represents and warrants that it is the owner of the Collateral and has good and marketable title to the Collateral, free and clear of all liens, security interests and other encumbrances except for those in favor of Lender and previously disclosed to Lender in writing.  At its sole expense, the Borrower agrees to defend its title to the Collateral and Lender security interest therein against all persons and against all security interests adverse to Lender.

This Development Line Agreement is subject to the further terms and conditions set forth on the following pages, and the Borrower acknowledges that it has read this Development Line Agreement, including the terms and conditions set forth on the following pages, and has received a copy.

2.4.

Place(s) of Business and Location of Collateral. The Borrower represents and warrants that the address of Borrower and Borrower’s state of organization are set forth on the attached Schedule 2.4, attached hereto and incorporated by reference herein.  Except for mobile equipment and motor vehicles, if any, included in the Collateral, the Collateral and all books and records included in or relating to the Collateral are and will be located at Borrower’s place of business as reflected on Schedule 2.4 or at such other address also specified on the attached Schedule 2.4 . Borrower will immediately advise Lender in writing of any changes to its state of organization, new place of business or the closing of any of Borrower’s existing places of business and, by 10 days’ prior written notice to Lender, of any change in the location of the Collateral, or any part thereof, or the books and records included in or relating to the Collateral.

2.5.

Personal Property, Borrower represents and warrants that all equipment and other goods which constitute part of the Collateral are personal property and are not and will not be affixed to real estate in such a manner as to become a fixture or part of such real estate, nor will such equipment or other goods be attached to or incorporated into any other personal property that is not owned by Borrower and part of the Collateral.  At Lender’s request and subject to the existing liens disclosed to the Lender and listed on Scheduled 2.5 attached hereto (the “Permitted Liens”) , Borrower agrees to furnish a written waiver by the record owner, landlord, lessor, mortgagee, secured party or other lien or interest holder of or against such real estate or personal property, thereby waiving all right, title or interest in and to any affected Collateral, and acknowledging Lender’s security interest in and rights and remedies pertaining to such Collateral including the right to remove any Collateral from such real estate or personal property, all at Borrower’s sole cost and risk, without any liability to Lender arising from such removal.

3.

REPRESENTATIONS OF BORROWER. To induce Lender to accept this Development Line Agreement for the purposes for which it is given, Borrower represents and warrants to Lender as follows:

3.1

Financial Information. Any financial statement submitted by Borrower to Lender, including any schedules and notes pertaining thereto, is true and complete and fully and fairly presents the financial condition of Borrower at the date thereof and there have been no material adverse changes in the financial condition of Borrower from the date thereof to the date hereof, not disclosed to Lender.

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3.2

No Conflicting Agreements. Borrower is not in default under or in violation of any agreement, contract, instrument, order, judgment, decree, statute, law, rule, or regulation to which it is subject or by which it is bound, and the execution and delivery of, and the performance of the obligations under, this Development Line Agreement will not immediately or with the passage of time, the giving of notice, or both, result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of Borrower except in favor of Lender.

3.3

Binding Agreement; Consideration; Review of Loan Documents. This Development Line Agreement and each of the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, constitute the valid and legally binding obligation of Borrower, and are fully enforceable against Borrower in accordance with their terms subject only to laws affecting the rights of creditors generally and application of general principles of equity. Borrower will obtain substantial direct and indirect benefits arising from its execution and delivery of this Development Line Agreement. Borrower has examined or has had an opportunity to examine each of the Loan Documents prior to the date hereof.

3.4

Litigation. Except as disclosed on Schedule 3.4, there are no judgments, injunctions or similar orders or decrees outstanding against Borrower and there are no claims, actions, suits or proceedings pending or, to Borrower’s knowledge and belief, threatened against Borrower, or any of Borrower’s property, at law or in equity, by or before any court or governmental authority which if determined adversely to Borrower would result in any material adverse change in the financial condition, assets or business prospects of Borrower.

3.5

Taxes. Borrower has filed or obtained lawful extensions of all Federal, State, local and foreign tax returns which are required to be filed by Borrower, and Borrower has paid all Federal, State, local and foreign taxes shown to be due on such tax returns or which have been assessed against Borrower.

3.6

Insolvency. Borrower is not, and has not been, the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, trusteeship, receivership, dissolution or liquidation proceeding.

Borrower’s warranties and representations herein are true, correct, complete and not misleading in any material respect and Borrower agrees to indemnify Lender from any loss, cost or expense as a result of any representation or statement of Borrower, or any agent of Borrower, being false, incorrect, incomplete or misleading in any material respect.

4.

COVENANTS OF BORROWER

4.1.

Affirmative Covenants of the Borrower.  So long as any of the Obligations (or commitments therefor) are outstanding, Borrower shall:

(a)

Existence. Continue to conduct its businesses and, if applicable, maintain its good standing in each jurisdiction where the Borrower is organized and required to register or qualify to do business.  Borrower further agrees to provide thirty (30) days prior written notice to Lender of any change in the jurisdiction of its organization.

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(b)

Payment and Performance.  Pay its Obligations when due and perform, comply with and observe the terms and conditions of all Loan Documents in which it is a party.

(c)

Taxes.  Pay when due all taxes, assessments and governmental charges and levies (including, without limitation, FICA payments and withholding taxes) upon it or upon its income, profits or property (including, without limitation, the Collateral).

(d)

lnsurance

(i)  Coverage.  At its own expense, Borrower shall obtain and maintain in force insurance policies naming Lender as sole loss payee and as additional insured, covering losses or damage to the Collateral due to fire (with extended coverage), theft, physical damage and such other risks as Lender may from time to time reasonably require, as detailed in the Insurance Binder Request, which insurance shall insure the Collateral for its full replacement cost.  All insurance for loss or damage to Collateral shall provide that losses, if any, shall be payable to Lender.  The proceeds of such insurance payable as a result of loss of or damage to the Collateral shall be applied, at Lender's option, (a) toward the replacement, restoration or repair of the Equipment which may be lost, stolen, destroyed or damaged, or (b) toward payment of the balance outstanding under the Loan Documents.  In addition, Borrower shall also carry public liability insurance, both personal injury and property damage.  All insurance required hereunder shall be in form and amount and with companies satisfactory to Lender.   Borrower shall pay or cause to be paid the premiums therefor and deliver to Lender evidence satisfactory to Lender of such insurance coverage.   Borrower shall cause to be provided to Lender, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lender of renewal or replacement coverage.

(ii) Endorsements .  Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to Lender, that (a) it will give Lender thirty (30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; (b) insurance as to the interest of any named loss payee other than Borrower shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Borrower with respect to such policy or policies; and (c) it will waive any right of subrogation against Lender.

(e)

Maintenance of Collateral. Do all things necessary to maintain, preserve, protect and keep the Collateral in good condition and make all necessary and proper repairs, renewals and replacements thereto needed to maintain the Collateral in good condition and not permit anything to be done to the Collateral which may impair the value thereof.  Lender, or an agent designated by Lender, shall be permitted to enter Borrower’s premises and examine, audit and inspect the Collateral and the books and records relating thereto at any reasonable time and from time to time without notice. Lender shall have no duty to, and Borrower hereby releases Lender from all claims for loss or damage caused by Lender’s delay or failure to collect, protect, preserve or enforce any of the Collateral or preserve rights against debtors or prior parties to the Collateral.

(f)

Business Name. Immediately notify Lender of any change in the name under which Borrower conducts its business.

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(g)

Financial Statements and Other Reports.  Maintain at all times a system of accounting, including, without limitation, books and records of the Collateral, established and administered in accordance with such business practices, and deliver, or cause to be delivered, to Lender (no more than one hundred twenty (120) days after the end of Borrower’s fiscal year, its annual accountant prepared consolidated and store level consolidating audited financial statements for the Borrower and Guarantor as of the end of such year and the related statements of income, retained earnings and cash flows for such year in form and content satisfactory to Lender; and (ii) annual accountant prepared Corporate Federal Tax Returns for Borrower within thirty (30) days of their submission to the Internal Revenue Service. Each submission of financial statements shall include a Covenant Compliance Certificate in the form attached hereto as Schedule 4.1(g) which has been completed by the Borrower to include the Borrower’s most recent financial reporting (the “Compliance Certificate”).

(h)

Compliance with Laws. Comply with all laws, rules, regulations and decrees to which Borrower may be subject and the violation of which may have a material adverse effect on the Borrower’s business, operations, properties or financial condition.

(i)

Notice of Defaults and Material Adverse Changes. Promptly give written notice to Lender of (a) the occurrence of any Event of Default under any of the Loan Documents; (b) any event, development or circumstance which might materially adversely affect Borrower’s business, operations, properties or financial condition, including but not limited to a change in any material term or default under any lease, licensing  agreement, development agreement,  franchise agreement, management agreement or employment agreement (collectively, a “Material Agreement”) to which the Borrower is a party; (c) the departure, demotion, termination or replacement of any of the corporate officers of the Borrower or members of its Management Team which shall include the Chief Executive Officer, Chief Financial Officer, Vice President of Operations and Controller (the “Management Team”) or the designation of any new individuals as corporate officers or members of the Management Team (d) the threat or actual commencement of a criminal proceeding or investigation into the activities of the Borrower; (e) its receipt of a notification from a federal or state regulator that a Borrower has violated or is being investigated for violating any applicable federal or state law governing its operations;  or (f) notice of the commencement of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Borrower.

(j)

Debt Service Coverage Ratio Covenant: Maintain, on the basis of Borrower’s consolidated financial statements and operating results (prepared in accordance with generally accepted accounting procedures) calculated as of the then most current Fiscal Year End for the then 12 month or four quarter period (“Period”), a minimum Debt Service Coverage Ratio before distributions of 1.40:1.00 and a minimum Debt Service Coverage Ratio after distributions of 1.10:1.00 tested annually, which “Debt Service Coverage Ratio” is defined as the ratio of (X) earnings before interest, taxes, depreciation and amortization for the Period to (Y) the sum of: i) the principal amount of all contractual debt payments owed to all lenders (excluding payables incurred in the ordinary course of business, but including debt due to shareholders or other related parties), maturing in the twelve (12) calendar months immediately succeeding the Period; plus, ii) total interest expense for the Period, iii) the projected sum of the first 12 monthly payments of principal and interest that would be due under any additional debt to be incurred by Borrowers which would result from the funding of any approved credit facility.  This calculation will be performed by the Borrower in each Compliance Certificate submitted with annual financial reporting under Section 4.1(g) and shall be verified by the Lender.  The Lender shall also test for covenant compliance upon receipt of each request for new store development funding from the Borrower, upon the occurrence of an Event of Default or if the  Lender believes, in its sole discretion, that there has been a material adverse change in the Borrower’s financial condition.

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(k)  Leverage Ratio Covenant:  Maintain, on a consolidated basis, a Leverage Ratio not to exceed 2.45:1.00 for each calendar quarter beginning on July 1, 2014 and continuing thereafter until all of the Obligations are paid in full.  As used herein, Leverage Ratio shall be defined as the ratio of Total Funded Debt held by the Borrowers on an aggregated basis divided by aggregated Earnings before Interest, Taxes, Depreciation, and Amortization as determined under GAAP. This calculation will be performed by the Borrower in each Compliance Certificate submitted with the annual financial reporting under Section 4.1(g) and shall be verified by the Lender.  The Lender shall also test for covenant compliance upon receipt of each request for new store development funding from the Borrower, upon the occurrence of an Event of Default or if the Lender believes, in its sole discretion, that there has been a material adverse change in the Borrower’s financial condition.

(l)  Quick Ratio Covenant:

Maintain, on the basis of Borrower’s consolidated financial statements and operating results (prepared in accordance with generally accepted accounting procedures) calculated as of the then most current Fiscal Year End, a Quick Ratio greater than .75:1.0.  As used herein, the Quick Ratio shall be defined as the ratio of the sum of the Borrower's Cash plus Inventory divided by the sum of all of the Borrower's currently due and owing liabilities all as defined by GAAP, and including 30 Days of principal and interest payments due on all Debt and capitalized leases. The Lender shall test for compliance with the Quick Ratio Covenant on an annual basis or upon the occurrence of an Event of Default or if the Lender believes, in its sole discretion that there has been a material adverse change in the Borrower’s financial condition.

             (m)  Franchise Disclosure Document: Borrower shall provide the Lender with a copy of any Franchise Disclosure Document, or amendment thereto, filed by a Borrower with any federal or state agency contemporaneously with their filing of the document or amendment thereto with a state or federal agency.

(n)

Composition of Management Team.  Borrower shall provide the Lender with thirty (30) days prior written notice of the departure, termination or replacement of any officers of the Borrower or members of the Management Team..

4.2.

Negative Covenants. Borrower covenants and agrees with Lender that, until all Borrower’s Obligations have been paid and otherwise satisfied in full, Borrower will not, directly or indirectly, without Lender’s prior written consent:

(a)  Merger. Enter into or be a party to any merger, consolidation, reorganization or exchange of stock or assets.

(b)  Transfer or Encumbrance of Property.  Sell, assign, transfer, encumber, lien or convey any of its assets, other than in the normal course of business.

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 (c)  Change in Ownership. Permit the Guarantor to sell, convey, transfer, assign, pledge, or permit the sale, conveyance or encumbrance of any of its stock in the Borrower.

(d)  Indebtedness. So long as any of the Obligations (or commitments therefore) are outstanding, Borrower may not, without Lender’s prior written consent make capital expenditures which exceed in the aggregate One Hundred and Fifty Thousand Dollars($150,000.00) in any fiscal year or, in the aggregate, incur or assume any additional indebtedness, directly or indirectly, contingent, primary, secondary, alone or jointly with another person in excess of One Hundred and Fifty Thousand Dollars ($150,000.00), except any indebtedness due or to become due to the Guarantor, provided such indebtedness does not cause the Borrower to violate the financial covenants set forth in Section 4.2, the Borrower or unsecured trade accounts payable incurred in the ordinary course of business

                (e)  Change in Material Agreement.  Materially modify, alter or amend any term or condition of any Material Agreement.

5.

EVENTS OF DEFAULT

The occurrence of one or more of the following events shall constitute an “Event of Default” or default under this Development Line Agreement

5.1.

Failure to Pay and/or Perform Under the Loan Documents. Any payment of the Obligations is not made when due or the Obligations, including, without limitation, any condition, covenant or agreement set forth in this Development Line Agreement, are not otherwise observed or performed. Notwithstanding the foregoing, if the Lender is not able to debit the a regularly scheduled monthly payment due under the Notes from the account designated by the Borrower in the Direct Draft Agreement of even date herewith and the Borrower does not have actual notice of the nonpayment, the Lender shall notify the Borrower and the Borrower shall have 2 business days to make any payments then due and owing under the Notes.

5.2.

Breach of Representations and Warranties. Any representation or warranty made herein or in any report, certificate, financial statement or other instrument or document furnished in connection with any of the Obligations or under the Loan Documents is false or misleading in any material respect.

5.3.

Default Documents.  An Event of Default or default occurs under any of the Loan Documents, including the breach of any of the affirmative or negative covenants contained in Section 4 hereof, or any other Material Agreements and such default is not cured within any applicable grace period.

5.4.

Default on Other Obligations. The occurrence of any default with respect to any indebtedness of Borrower to any person, including but not limited to Lender, which continues beyond any applicable grace or notice period and a determination by Lender, in its reasonable discretion, that the same does reflect that a material adverse change has occurred in the financial condition of the Borrower or will have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Development Line Agreement.

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5.5.

Receivership; Bankruptcy.  Borrower or Guarantor (a) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admits in writing its inability to pay its debts as they mature, (c) makes a general assignment for the benefit of creditors, (d) is adjudicated bankrupt or insolvent, (e) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against Borrower in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate the Borrower’s consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of Borrower’s property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

5.6.

Execution; Attachment. Any execution or attachment is levied against the Collateral, or any part thereof, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same has been levied.

5.7.

Sale of Assets.  Borrower is a party to any sale of assets not in the ordinary course of business without Lender’s prior written consent.

5.8.

Judgments. Any judgments are issued against Borrower or any of its property in excess of $100,000.00.

       5.9   Civil and Criminal Proceedings. The actual commencement of a criminal proceeding or investigation or the commencement of  any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in a material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower.

     5.10  Extraordinary Loss. The occurrence of any event causing extraordinary loss or depreciation of the value of Borrower’s assets (whether or not insured) and the facts with respect thereto which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower.

6.

RIGHTS AND REMEDIES UNDER DEFAULT

Upon the occurrence and during the continuation of a Event of Default, Lender may declare the Obligations to be immediately due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Loan Documents to the contrary notwithstanding.

In addition to all other rights and remedies provided under the Loan Documents or as exist at law or in equity from time to time, Lender may, without notice to or demand upon the Borrower:

6.1

Request any debtor obligated on any account, instrument or chattel paper included in the Collateral to make payments thereon directly to Lender, with Lender’s taking control of the cash and noncash proceeds thereof;

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6.2

Compromise, extend or renew any of the Collateral or deal with the same as Lender may deem advisable;

6.3

Make exchanges, substitutions or surrenders of all or any part of the Collateral;

6.4

Enter upon and remove from Borrower’s place of business all books and records relating to or evidencing any of the Collateral or, without cost or expense to Lender, make such use of Borrower’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral, although Lender will make the same available to the Borrower for examination and copying at reasonable times;

6.5

Repair, alter or supply goods, if necessary, to fulfill in whole or in part the purchase order of any debtor;

6.6

Institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

6.7

Endorse Borrower’s name upon any items of payment relating to the Collateral or on any proof of claim in bankruptcy against a debtor; and

6.8

Without notice to or demand upon Borrower and without waiving or releasing any of Borrower’s Obligations or any default, make such payment or perform such act which is the subject of such default for Borrower’s account and at Borrower’s expense (the "Expense Payments”') and enter upon Borrower’s premises for that purpose and take all such action thereon as Lender may consider necessary or appropriate for such purpose, provided that under no circumstances shall Lender have any obligation to make any Expense Payments. All sums so paid or advanced by Lender and all third party costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection therewith, together with interest thereon from the date of payment at the rate of interest specified in the Loan Documents for overdue payments, shall constitute and become a part of the Obligations.

6.9  Upon the occurrence and during the continuation of an Event of Default, in addition to all of Lender’s rights and remedies under this Development Line Agreement, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State(s) in which the Collateral is located and under other applicable laws and Lender is authorized to direct that any payments made in connection with the Collateral be directed to the Lender, and further to offset and apply to all or any part of the Obligations and Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other properly of any nature whatsoever of mine now or at any time hereafter in Lender’s possession, in transit to or from Lender or otherwise under Lender’s control or custody. Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place designated by Lender. Lender or Lender’s agents may enter upon Borrower’s premises to take possession of the collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth herein, or such other address as the Borrower may from time to time designate in writing, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrower. Borrower shall pay on demand all reasonable third party costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Lender or on Lender’s behalf in the enforcement of this Development Line Agreement and the other Loan Documents, the creation, perfection, maintenance, preservation, defense or protection of Lender’s security interest in the Collateral, the management, collection and other preparation of the Collateral for sale or other disposition, the sale or other disposition of the Collateral and any other exercise by Lender of Lender’s rights and remedies. All such costs and expenses (the “Enforcement Costs”), together with interest thereon from the date incurred at the rate of interest specified in the Loan Documents for overdue payments, shall be paid by the Borrower to Lender on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by Lender first to the payment of the Enforcement Costs and the Expense Payments, and any balance of such proceeds will be applied by Lender to the payment of the balance of the obligations in such order and manner of application as Lender may from time to time in Lender’s sole discretion determine. After such application of the proceeds, any balance shall be paid to the Borrower or to any other party entitled thereto. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, Borrower shall remain liable, joint and severally with any other obligation, for such deficiency.

Customer #47856 Page 11 of 15

Loan #71329

7.

MISCELLANEOUS

7.1.

Notice: Any notice, demand, request or other communication which Lender or Borrower may be required to give hereunder shall be in writing. Notices sent by hand delivery shall be deemed delivered upon receipt. Notices sent by overnight mail shall be deemed delivered the following day. Notices sent by first class mail shall be deemed delivered three (3) days after deposit in the United States Mail System. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof’, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided. Notices shall be addressed as follows, or to such other addresses as the parties may designate by like notice:

If to the Borrower:

GOOD TIMES DRIVE THRU INC.

601 Corporate Circle

Golden, CO 80401

Attn: Mr. Boyd Hoback

If to Lender:

United Capital Business Lending, Inc.

215 Schilling Circle, Suite 100

Hunt Valley, MD 21031

Attn: Lisa Wheatley – Operations Department

Joseph Serio – Portfolio Management Department

7.2.

Remedies, Etc. Cumulative. Each of Lender’s rights and remedies provided for in the Loan Documents or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in the Loan Documents under current law or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights or remedies shall not preclude the simultaneous or late exercise by Lender of any or all such other rights or remedies. In order to entitle Lender to exercise any remedy reserved to Lender in this Development Line Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Development Line Agreement.

Customer #47856 Page 12 of 15

Loan #71329

7.3.

No Waiver of Rights. No failure or delay by Lender to insist upon the strict performance of any term or condition of the Loan Documents, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or condition, or of any such breach, or preclude Lender from exercising any such right or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Development Line Agreement, or under any of the other Loan Documents, Lender shall not be deemed to have waived the right either to require prompt payment when due of all other amounts payable under the Loan Documents, or to declare a default for failure to effect such prompt payment of any other amounts payable under the Loan Documents.

7.4.

Entire Agreement. To the extent of any conflict with the terms of this Development Line Agreement, this Development Line Agreement shall completely and fully supersede all prior agreements, both written and oral, between Lender and the Borrower relating to the security for the Obligations, and in the event of any inconsistency between this Development Line Agreement and any other Loan Documents relating to the security provided herein, this Development Line Agreement shall control. Neither Lender nor Borrower shall hereafter have any rights under such prior agreements but shall look solely to the Loan Documents for definition and determination of all of our respective rights, liabilities and responsibilities relating to the provisions hereof and thereof

7.5.

Survival of Loan Documents; Successors and Assigns. All covenants, agreements, representations and warranties made by Borrower in this Development Line Agreement shall survive the execution and delivery hereof and of the other Loan Documents and shall continue in full force and effect so long as any of the Obligations are outstanding. Whenever in this Development Line Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party or parties; and all covenants, agreements, representations and warranties by Borrower or on Borrower’s behalf which are contained in this Development Line Agreement shall inure to the benefit of Lender’s successors and assigns, and all covenants, agreements, representations and warranties by Lender or on Lender’s behalf which are contained in this Development Line Agreement shall inure to the benefit of Borrower’s permitted successors and permitted assigns. This Development Line Agreement may not be assigned by the Borrower without Lender’s prior written consent.

7.6.

Governing Law. This Development Line Agreement and any other Loan Documents executed and delivered by Borrower shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflicts of laws, except to the extent that the validity or perfection of the security interest granted by or remedies provided under this Development Line Agreement are governed by the laws of a jurisdiction other than the State of Maryland.

7.7.

Modifications.  No modification or waiver of any provision of the Loan Documents, nor any consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing, and then such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

7.8.

Illegality; Severability;Invalidity of Any Part. If any provision or part of any provision of this Development Line Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Development Line Agreement, and this Development Line Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Development Line Agreement, but only to the extent of its invalidity, illegality, or unenforceability.

Customer #47856 Page 13 of 15

Loan #71329

7.9.

Number. Whenever used herein, the singular number shall include the plural and the plural shall include the singular.

7.10.

Definitions.  For the purposes of this Development Line Agreement, "Loan Documents,” as defined above, shall include, but not be limited to, any and all documents, agreements or instruments described in such definition; “Collateral”, as defined above, shall include any part or all of the Collateral and the terms used herein which are defined by the Uniform Commercial Code as adopted in the State of Maryland, or in such other State the laws of which may be applicable hereto, shall have the same meanings hereunder as assigned to them by such Code.

7.11.

Headings.   The headings in this Development Line Agreement are for convenience only and shall not limit or otherwise affect any of the terms and conditions hereof.

7.12.

WAIVER OF TRIAL BY JURY.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS DEVELOPMENT LINE AGREEMENT . THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THE SIGNING OF THIS DEVELOPMENT LINE AGREEMENT AND IN THE MAKING OF THIS WAIVER, AND THAT IT UNDERSTANDS THE TERMS OF THIS WAIVER AND ALL TERMS OF THIS DEVELOPMENT LINE AGREEMENT .

7.13.

Forum Selection. Any suit or proceeding instituted by Borrower arising out of, relating to or brought in connection with the Loan Documents or the transactions contemplated hereunder or thereunder shall be brought against Lender only in the courts of the State of Maryland or in the United States District Court for the District of Maryland. Further, I expressly consent to the personal jurisdiction of the courts of the State of Maryland and the United States District Court for the District of Maryland.

7.14.

UCC Filings. The Borrower authorizes the Lender to execute and file financing statements covering the Collateral In accordance with the Uniform Commercial Code, plus any amendments thereto, and appoint Lender and Lender’s agents as Borrower’s attorney-in-fact to sign on Borrower’s behalf any other documents needed to confirm, establish, re-establish, continue, perfect, protect or insure Lender’s interest in the Collateral.

7.15.

Joint and Several Liabilities.  The Borrower and Guarantor shall be jointly and severally liable for payment of its obligations to the Lender as and when due and payable in accordance with the provisions of this Development Line Agreement or any other agreement executed by such person in connection with the Loan. The Borrowers agrees that the Lender may (without notice to or consent of any or all of the undersigned or any other person who has agreed to guarantee the Loan and with or without consideration) release, compromise, settle with, proceed against any or all of the undersigned or any other Borrowers without affecting, impairing, lessening or releasing the Obligations of the undersigned or of the other Borrowers.

Customer #47856 Page 14 of 15

Loan #71329

7.16

Counterpart Signatures.

The Loan Documents may be executed in any number of counterparts and by different parties in counterparts.  Each counterpart when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement and shall be treated as an original document.

IN WITNESS WHEREOF, and intending to be legally bound the Borrower has executed and delivered this Development Line Agreement at the place and as of the date first above set forth.

BORROWER:

GOOD TIMES DRIVE THRU INC.

By: Boyd E. Hoback

Name: Boyd E. Hoback, as

Title:

President

Customer #47856

Loan #71329